FOR IMMEDIATE RELEASE:

                 A21 APPOINTS EISNER LLP AS INDEPENDENT AUDITOR

New York, NY - March 8, 2004 - a21, Inc. ("a21") (OTCBB: ATWO), a digital business partner for top-tier photographers and image archives, announced today that pursuant to the recommendation of its Board of Directors, the Company has appointed Eisner LLP as its independent auditor. The transition to Eisner has already begun and replaces the services of Marcum & Kliegman LLP.

The choice of independent public accountants was not the result of any disagreement between the Company and Marcum & Kliegman on any matters of accounting principals or practices, financial statement disclosures or auditing scope or procedure.

a21 recently announced the acquisition of SuperStock, Inc.
(http://www.superstock.com), which it estimates to be one of the top five, US-based companies in the stock image industry.

ABOUT A21

a21 (http://www.a21group.com) is a technology and business service partner of top-tier photographers and image archives. Through its subsidiary, SuperStock, Inc., a21 facilitates image collection, value added marketing and provides a technology platform to improve image distribution and use.

CONTACT

a21, Inc.
415/284-2121
info@a21group.com

The statements contained in this Press Release contain certain forward-looking statements, including statements regarding a21, Inc. expectations, intentions, strategies and beliefs regarding the future. All statements contained herein are based upon information available to a21, Inc. management as of the date hereof and actual results may vary based upon future events, both within and without the control of a21, Inc. management.

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